Exhibit 99.1

For Immediate Release

May 15, 2012

The Carlyle Group Announces First Quarter 2012 Earnings Results

•	Strong pace of Distributions and Distributable Earnings continues

•	$3.8 billion in proceeds for fund level investors

•	$0.57 per unit in pro forma Distributable Earnings in the first quarter 2012

•	9% increase in carry fund portfolio in the first quarter 2012 with appreciation across all segments, driving a pro forma Economic Net Income of $401 million

•	5% increase in Fee-Earning AUM in the first quarter 2012 to $117 billion; 8% increase in Assets Under Management in the first quarter 2012 to $159 billion

•	$629 million in U.S. GAAP net income attributable to Carlyle Group, or $299 million on a pro forma basis

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited first quarter 2012 results.

Carlyle generated strong Distributable Earnings (DE) of $179 million in the first quarter of 2012, primarily driven by Net Realized Performance Fees of $143 million. On a pro forma basis, taking into consideration changes related to our Initial Public Offering, which priced on May 2, 2012, our first quarter pre-tax DE was $189 million and $0.57 per unit on a post-tax basis, with pro forma Net Realized Performance Fees of $149 million. On a Last Twelve Month (LTM) basis (Q2 2011 – Q1 2012), DE was $759 million, a 36% increase from the prior LTM result (Q2 2010 – Q1 2011) of $560 million.

Economic Net Income (ENI) for the first quarter 2012 was $392 million, a 54% increase from $254 million in the fourth quarter 2011, resulting from 9% appreciation in our carry funds driving strong Unrealized Performance Fees. First quarter 2012 ENI reflected a 26% decline from $533 million in the first quarter 2011, which was a particularly strong performance quarter driven by large realized distributions and global market appreciation. In addition, first quarter 2011 results were positively impacted by our fifth U.S. Buyout fund (Carlyle Partners V) moving into a “carry position”, resulting in a cumulative catch-up of performance fees earned as of that date, while that fund remains in carry in the first quarter 2012 but at a normalized rate. Total segment revenue of $894 million included Fee

Revenue of $236 million, total Performance Fees of $632 million and Investment and other Income of $26 million. Segment revenues increased 34% versus the fourth quarter 2011 and declined 22% compared to the first quarter 2011. On a pro forma basis, pre-tax ENI for the first quarter 2012 was $401 million, and $1.10 per unit on a post-tax basis.

David M. Rubenstein, Co-Chief Executive Officer of The Carlyle Group, said, “Our results for the quarter are consistent with our plans for the year and demonstrate the breadth, balance and depth of our firm. They also show our ability to attract capital commitments, pursue investments and realize distributions on a global basis. We are particularly pleased with the performance and growth of our Corporate Private Equity and Global Market Strategies businesses.”

William E. Conway Jr., Co-Chief Executive Officer of The Carlyle Group, said, “Our pace of distributions remains robust, as we generated realized proceeds for our fund investors of $3.8 billion during the first quarter. The 54% quarter-over-quarter increase in Economic Net Income reflects the creation of significant value as our carry portfolio appreciated by 9%, and the $0.57 per unit of pro forma post-tax distributable earnings reflects our continued focus on cash return. While this is our first quarterly report as a public firm, our central mission remains the same as it has for 25 years - investing wisely and creating value for our limited partners. In doing so, our new partners - our public unitholders - will benefit.”

During the first quarter 2012, Carlyle generated realized proceeds of $3.8 billion for its carry fund level investors. The proceeds include $2.3 billion in distributions made during the first quarter, net of prior period realized proceeds also distributed during the first quarter 2012, as well as $1.5 billion of realized proceeds yet to be distributed1. The strong pace of realized proceeds emanated from 113 investments across 31 funds in Carlyle’s global portfolio. During the quarter, the Corporate Private Equity segment accounted for 57% of realized proceeds, Real Assets drove 31% of realized proceeds, and Global Market Strategies provided 12% of realized proceeds. Additionally, Carlyle invested $1.5 billion of equity capital in 67 new or follow-on investments across 18 carry funds, and raised $2.0 billion of new capital commitments across our fund platform.

U.S. GAAP results for the first quarter included Net Income attributable to Carlyle Group (Predecessor of The Carlyle Group L.P.) of $629 million compared to $896 million for the first quarter of 2011. On a pro forma basis, net income attributable to Carlyle Group was $299 million for the first quarter 2012. Income before taxes was $1.5 billion and $0.8 billion for the first quarter 2012 and 2011, respectively. Total revenue was $1.1 billion and $1.3 billion for the first quarter 2012 and 2011, respectively. Pro forma net income per common unit on a diluted basis was $0.93 for the first quarter 2012. Total balance sheet assets were $29.2 billion as of March 31, 2012 compared with $24.7 billion at December 31, 2011.

[1]	Distributions yet to be distributed of $1.5 billion refer to proceeds realized during the period that were distributed to Fund investors after period end. Accordingly, realized proceeds reflects the amount of proceeds realized in the period after subtracting cash distributions made in the period that were realized in the prior period and adding investor distributions that were made subsequent to period end that were realized from events occurring within the period.

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The following table highlights key metrics across all business segments and assets under management for The Carlyle Group L.P.

Carlyle Group - All Segments	Period					Pro forma (1)	LTM	% Change
$ in millions, except where noted	1Q2011	2Q2011	3Q2011	4Q2011	1Q2012	1Q2012	2Q11 - 1Q12	QoQ	YoY

Revenues	$1,152	$595	$(263)	$666	$894		$1,892	34%	(22%)

Expenses	618	359	(72)	411	501		1,199	22%	(19%)

Economic Net Income	533	237	(191)	254	392	401	692	54%	(26%)

Fee-Related Earnings	40	31	37	14	34	39	116	146%	(15%)

Net Performance Fees	440	191	(223)	223	335		526	50%	(24%)

Net Realized Performance Fees	214	53	194	216	143		606	(34%)	(33%)

Distributable Earnings	284	89	244	247	179	189	759	(28%)	(37%)

Total Assets Under Management ($ billion)	107.5	107.9	148.6	147.0	159.2			8%	48%

Fee-Earning Assets Under Management ($ billion)	81.6	80.3	112.6	111.0	117.0			5%	43%

Equity Invested ($ billion) (4)	4.7	1.6	2.1	2.9	1.5		8.1	(47%)	(67%)

Funds Raised ($ billion) (2)	1.4	2.8	1.4	1.1	2.0		7.3	82%	43%

Distributions ($ billion) (3,4)	7.7	4.5	2.9	3.7	2.5		13.6	(33%)	(68%)

(1)	The selected pro forma non-GAAP financial measures for the three months ended March 31, 2012 presents these measures giving pro forma effect to the Reorganization and Offering Transactions described in our final Prospectus dated May 2, 2012, as if such transactions had occurred on January 1, 2012.
(2)	Funds raised excludes the impact of acquisitions. In 1Q2012, Carlyle acquired CLO collateral of $2.9 billion from Highland Capital Management L.P.
(3)	Distributions are based on when proceeds are actually distributed to the Limited Partners, which may differ from when they are realized. For 1Q 2012, approximately $2.3 billion of the $3.8 billion of realized proceeds was distributed during the quarter, with an additional $0.2 billion of distributions resulting from prior period proceeds.
(4)	Equity invested and Distributions reflect activity in carry funds only.

Fee-Earning Assets Under Management (Fee-Earning AUM) increased 5% during the quarter to $117.0 billion, with growth driven by multiple factors, including but not limited to: (1) $2.9 billion of acquired assets; (2) $3.9 billion of inflows (including CLOs); and (3) distributions and other outflows of $3.1 billion. Our Fee-Earning AUM increased 43% compared to the first quarter 2011 primarily due to acquired assets, including AlpInvest, CLO vehicles and the Emerging Sovereign Group (ESG).

Total Assets Under Management (AUM) increased 8% compared with the fourth quarter 2011, to $159.2 billion, and increased 48% year-over-year from $107.5 billion at the end of the first quarter 2011, aided by the addition of AlpInvest, acquired and de-novo CLO collateral raises, and ESG during the year. Total dry powder, as of March 31, 2012, was $39.9 billion. While Total AUM provides a general sense of the scope and size of Carlyle’s global platform, (1) it will fluctuate as we distribute capital to our fund level investors, which reduces Total AUM but improves Distributable Earnings, (2) it is impacted by short-term market appreciation and depreciation in both our public and private portfolios, and (3) it does not differentiate between the varying levels of profitability of AUM in different business lines.

Quarterly fund valuations appreciated 9% across the Carlyle carry fund platform, with significant strength in Corporate Private Equity buyout funds, Energy funds and Global Market Strategies carry funds. Over the past 12-months, our carry funds have appreciated 15%. As of March 31, 2012, the remaining Fair Value of capital in the ground across our carry funds was $66.4 billion. Our hedge funds ended the quarter with $8.8 billion of asset value. Additionally, as of quarter-end, the “AUM in-carry”

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ratio across our carry fund portfolio was 70%, as calculated by the percentage of our carry fund Assets Under Management, excluding dry-powder, that are in funds that have exceeded their hurdles and are eligible to generate performance fees within the period.

On a pro forma basis, taking into consideration changes related to the IPO, our non-GAAP results for the first quarter 2012 are provided in the table below:

Carlyle Group Pro Forma Summary

$ in millions, except per unit amounts

Economic Net income	First Quarter 2012
Economic Net Income (pre-tax)	$400.8

Less: Provision for Income Taxes (1)	63.5

Pro Forma Economic Net Income, After Taxes	337.3

Fully diluted units (in millions)	306.3

Pro Forma Economic Net Income, After Taxes per Adjusted Unit	$1.10

Distributable Earnings
Pro Forma Distributable Earnings	$189.1

Less: Estimated foreign, state, and local taxes (2)	6.2

Pro Forma Distributable Earnings, After Taxes	182.9

Allocating DE for only public unit holders of The Carlyle Group L.P.

Pro Forma Distributable Earnings to The Carlyle Group L.P.	$18.3

Less: Estimated current corporate income taxes (3)	0.9

Pro Forma Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	17.4

Units in public float (in millions)	30.5

Pro Forma Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.57

(1)	Represents the implied provision for income taxes that was calculated using a similar methodology applied in calculating the pro forma tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.
(2)	Represents the implied provision for current income taxes that was calculated using a similar methodology applied in calculating the pro forma current tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.
(3)	Represents pro forma current corporate income taxes payable upon distributable earnings allocated to Carlyle Holdings I GP, Inc.

Segment Review

All financial figures presented in the segment level results are provided as actual results and not pro forma for the initial public offering.

Corporate Private Equity (CPE)

The Corporate Private Equity segment comprises Carlyle’s operations that advise a diverse group of 26 funds that invest in buyout and growth capital transactions. The funds focus on either a particular geography or a particular industry.

Corporate Private Equity generated total revenue of $614 million and increased 24% compared to the fourth quarter 2011, as unrealized performance fees of $241 million were more than triple the fourth quarter level. Economic Net Income increased 51% sequentially to $244 million. Distributable Earnings of $120 million declined 10% compared with the fourth quarter 2011 and were 45% lower than first quarter 2011, which was a particularly strong quarter due to substantial exits in Carlyle’s Asia buyout funds. Over the past 12 months, CPE has generated $466 million in DE.

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The carry funds in Corporate Private Equity appreciated 8% in the quarter versus year-end 2011, driven by a 9% increase in buyout fund valuations and a 5% increase in growth fund valuations. During the quarter, CPE invested $0.7 billion and realized $2.2 billion in proceeds in the first quarter, including $0.8 billion in proceeds realized but not yet distributed to fund level investors, net of proceeds realized in the prior periods but distributed in the first quarter 2012. The CPE segment raised $0.3 billion in the quarter, consistent with recent quarter activity. The 6th US Buyout Fund, Carlyle Partners VI, launched its fundraising effort in the first quarter 2012 and anticipates an acceleration of related fundraising activity in future quarters throughout 2012 and 2013.

The Multiple of Invested Capital (MOIC) in our Corporate Private Equity funds remained stable at 1.8x as compared to the fourth quarter 2011 and the first quarter 2011, which reflects ongoing exits from the portfolio at higher multiples, offset by new investments held near invested cost, and existing investments positively impacted by appreciation. Total AUM of the CPE funds and related coinvestments as of the first quarter 2012 was $53.3 billion, including $13.4 billion in dry powder.

Total Fee-Earning Assets Under Management of $37.8 billion was largely unchanged from the prior quarter, and declined 4% compared to the first quarter of 2011 as CPE distributed $8.9 billion to fund level investors over the past 12-months. Such distributions have a positive impact on Distributable Earnings but a negative impact on Fee-Earning AUM. Segment Total AUM of $53.3 billion increased 4% compared to the fourth quarter 2011, and declined 4% compared to the first quarter 2011.

Corporate Private Equity (Actual Results)	Period					LTM	% Change
$ in millions, except where noted	1Q2011	2Q2011	3Q2011	4Q2011	1Q2012	2Q11 - 1Q12	QoQ	YoY

Economic Net Income	375	163	(185)	162	244	384	51%	(35%)

Net Performance Fees	312	135	(186)	152	215	316	41%	(31%)

Net Realized Performance Fees	160	19	157	130	105	411	(19%)	(34%)

Distributable Earnings	220	39	173	134	120	466	(10%)	(45%)

Total Assets Under Management ($ billion)	55.4	55.8	51.0	51.1	53.3		4%	(4%)

Fee-Earning Assets Under Management ($ billion)	39.2	39.3	38.6	38.0	37.8		(1%)	(4%)

Equity Invested ($ billion)	3.8	0.6	1.4	1.7	0.7	4.4	(60%)	(82%)

Funds Raised ($ billion)	0.4	0.4	0.3	0.5	0.3	1.5	(37%)	(22%)

Distributions ($ billion) (1)	5.1	3.1	1.9	2.4	1.5	8.9	(36%)	(70%)

Carry Fund Appreciation/(Depreciation) (2)	10%	5%	(6%)	7%	8%

(1)	Distributions are based on when proceeds are actually distributed to the Limited Partners, which may differ from when they are realized. For 1Q 2012, approximately $1.4 billion of the $2.2 billion of realized proceeds was distributed during the quarter, with an additional $0.1 billion of distributions resulting from prior period proceeds.
(2)	Represents Carry Fund gains/(losses) for the period on a total return basis before fees and expenses (excluding related coinvestments). For purposes of calculation, funds denominated in a currency other than U.S. Dollars have been converted at the spot rate as of the end of each period presented.

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Global Market Strategies (GMS)

The Global Market Strategies segment advises a group of funds that pursue investment opportunities across structured credit, distressed debt, corporate and energy mezzanine debt, middle-market and senior debt, as well as credit and emerging markets hedge funds.

Global Market Strategies generated total revenue of $100 million in the first quarter 2012, up 74% compared to the prior quarter, driven by a 12% sequential increase in GMS carry funds, as well as positive marks within certain GMS hedge funds. Economic Net Income for the GMS segment increased 72% sequentially to $38 million.

Distributable Earnings of $31 million increased 15% compared to the first quarter 2011, and declined 65% from the fourth quarter 2011, due to year-end seasonality of hedge fund realized performance fees. GMS and its associated hedge funds (funds advised by Claren Road Asset Management and Emerging Sovereign Group) exhibit seasonality in the fourth quarter, as unrealized performance fees accrued during the year are realized at year-end and reflected in realized performance fees and realized compensation at that time. Specifically, in the fourth quarter 2011, GMS generated $44 million in net realized performance fees related to its hedge funds, which drove DE to $90 million. Additionally, starting in the latter half of 2011, GMS benefited from the acquisition of ESG, which closed on July 1, 2011.

During the quarter, Global Markets Strategies invested $0.1 billion in its carry funds and generated realized proceeds for its fund level investors of $0.5 billion from its carry funds. Proceeds distributed in the period were $0.4 billion, with an additional $0.1 billion in proceeds realized but not yet distributed. GMS was also effective in attracting capital, raising $1.3 billion, including $710 million of net inflows into its hedge funds and the launch of a $510 million new-issue CLO.

Fee-Earning Assets Under Management of $26.8 billion increased 16% from the fourth quarter 2011, and 40% from the first quarter 2011. Fee-Earning AUM have benefited over the past 12-months due to the acquisition of $4.6 billion in CLO assets, organic CLO raises of $1.0 billion, the acquisition of Emerging Sovereign Group, and overall fundraising and net inflows of $2.4 billion. Total Assets Under Management of $28.3 billion increased 15% compared to the fourth quarter 2011, was up 35% from the prior year, and includes $1.1 billion in dry powder.

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Global Markets Strategies (Actual Results)	Period					LTM	% Change
$ in millions, except AUM where noted	1Q2011	2Q2011	3Q2011	4Q2011	1Q2012	2Q11 - 1Q12	QoQ	YoY

Economic Net Income	62	43	34	22	38	137	72%	(38%)

Net Performance Fees	33	24	11	3	18	56	450%	(47%)

Net Realized Performance Fees	15	27	7	67	15	116	(78%)	(5%)

Distributable Earnings	27	43	32	90	31	196	(65%)	15%

Total Assets Under Management ($ billion)	20.9	20.5	23.0	24.5	28.3		15%	35%

Fee-Earning Assets Under Management ($ billion)	19.1	18.4	21.4	23.2	26.8		16%	40%

Equity Invested ($ billion, carry funds only)	0.3	0.1	0.1	0.3	0.1	0.6	(66%)	(66%)

Funds Raised ($ billion, carry funds only)	0.8	1.3	0.4	0.0	1.3	3.0	NM	66%

Hedge Fund Net Inflows ($ billion)	0.2	0.0	0.5	0.8	0.7	2.0	(14%)	214%

Distributions ($ billion, carry funds only)	0.5	0.3	0.0	0.3	0.4	1.0	19%	(28%)

Carry Fund Appreciation/Depreciation (2)	12%	4%	(12%)	5%	12%

(1)	Distributions are based on when proceeds are actually distributed to the Limited Partners, which may differ from when they are realized. For 1Q 2012, approximately $0.3 billion of the $0.4 billion of realized proceeds was distributed during the quarter, with an additional $0.1 billion of distributions resulting from prior period proceeds.
(2)	Represents Carry Fund gains/(losses) for the period on a total return basis before fees and expenses (excluding related coinvestments). For purposes of calculation, funds denominated in a currency other than U.S. Dollars have been converted at the spot rate as of the end of each period presented.

Real Assets (RA)

The Real Assets segment comprises Carlyle’s operations that advise 17 U.S. and international funds focused on real estate, infrastructure, energy and renewable energy transactions.

Real Assets generated total revenue of $147 million and increased 41% compared to the fourth quarter 2011, as the investments in energy drove $82 million of unrealized performance fees compared to $51 million in the fourth quarter 2011. Economic Net Income of $101 million increased 58% compared to the fourth quarter 2011 and was up 4% from the first quarter 2011 result. Distributable Earnings of $22 million increased 49% compared to the fourth quarter 2011, and declined 41% compared to the first quarter 2011.

The Real Assets funds appreciated 11% sequentially versus the fourth quarter 2011, driven by a 14% increase in energy funds and a 5% increase in Real Estate funds. During the quarter, Real Assets invested $0.7 billion of capital. The Real Asset funds also realized proceeds of $1.2 billion, including $0.6 billion of proceeds realized but not yet distributed, net of prior period realized proceeds that were distributed in the first quarter 2012. The Real Assets segment raised $0.1 billion in the first quarter 2012. With the final close in the 6th U.S. Real Estate fund during the fourth quarter 2011, there are no significant Real Assets funds currently in the market.

The Multiple of Invested Capital (MOIC) for the Real Assets funds remained stable at 1.5x as compared to the fourth quarter 2011, as well as the first quarter 2011, which reflects ongoing exits from the portfolio at higher multiples, offset by new investments near invested cost and existing investments positively impacted by appreciation. Total AUM for the Real Assets funds and related coinvestments was $32.2 billion as of the first quarter 2012, including $7.8 billion in dry powder.

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Total Fee-Earning Assets Under Management of $22.8 billion increased 3% from the prior quarter, and declined 2% from the first quarter 2011. Over the past 12-months, Real Assets distributed $3.7 billion to fund level investors. Total Assets Under Management of $32.2 billion increased 5% compared to the fourth quarter 2011, and was up 3% compared to the first quarter 2011.

Real Assets (Actual Results)	Period					LTM	% Change
$ in millions, except where noted	1Q2011	2Q2011	3Q2011	4Q2011	1Q2012	2Q11 - 1Q12	QoQ	YoY

Economic Net Income	97	31	(48)	64	101	148	58%	4%

Net Performance Fees	95	31	(47)	67	99	150	48%	4%

Net Realized Performance Fees	39	7	27	17	22	73	34%	(43%)

Distributable Earnings	36	7	27	14	22	70	49%	(41%)

Total Assets Under Management ($ billion)	31.2	31.6	30.4	30.7	32.2		5%	3%

Fee-Earning Assets Under Management ($ billion)	23.3	22.6	22.4	22.2	22.8		3%	(2%)

Equity Invested ($ billion)	0.6	0.9	0.6	0.9	0.7	3.1	(17%)	25%

Funds Raised ($ billion)	0.2	0.6	0.7	0.6	0.1	2.0	(91%)	(73%)

Distributions ($ billion) (1)	2.1	1.1	1.0	1.0	0.6	3.7	(42%)	(73%)

Carry Fund Appreciation/Depreciation (2)	10%	2%	(3%)	7%	11%

(1)	Distributions are based on when proceeds are actually distributed to the Limited Partners, which may differ from when they are realized. For 1Q 2012, approximately $0.6 billion of the $1.2 billion of realized proceeds was distributed during the quarter.
(2)	Represents Carry Fund gains/(losses) for the period on a total return basis before fees and expenses (excluding related coinvestments). For purposes of calculation, funds denominated in a currency other than U.S. Dollars have been converted at the spot rate as of the end of each period presented.

Fund of Funds Solutions (FoF)

The Fund of Funds Solutions segment was launched upon Carlyle’s acquisition of a 60% equity interest in AlpInvest on July 1, 2011 and advises a global private equity fund of private equity funds program and related co-investment and secondary activities.

Fund of Funds Solutions generated total revenue of $33 million, up 214% compared to the fourth quarter 2011, as unrealized performance fees of $13 million were $46 million higher than the fourth quarter 2011. Economic Net Income of $9 million increased 42% compared to fourth quarter 2011 as revenue growth outpaced higher expenses. Distributable Earnings of $6 million declined 32% from the fourth quarter 2011.

Fund of Funds Solutions was effective in attracting capital during the first quarter 2012, raising $300 million, while also benefiting from $3 billion in commitments from its long time fund level investors. Total Assets Under Management of $45.4 billion increased 12% from the fourth quarter 2011 and includes $17.6 billion in dry powder. Fee-Earning AUM in the Fund of Funds segment grew 7% to $29.5 billion in the first quarter 2012.

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Fund of Funds Solutions (Actual Results)	Period					LTM	% Change
$ in millions, except where noted	1Q2011	2Q2011	3Q2011	4Q2011	1Q2012	2Q11 - 1Q12	QoQ	YoY

Economic Net Income	N.A.	N.A.	7	6	9	N.M.	42%	N.A.

Net Performance Fees	N.A.	N.A.	(1)	1	4	N.M.	429%	N.A.

Net Realized Performance Fees	N.A.	N.A.	4	3	0	N.M.	(86%)	N.A.

Distributable Earnings	N.A.	N.A.	12	9	6	N.M.	(32%)	N.A.

Total Assets Under Management ($ billion)	N.A.	N.A.	44.2	40.7	45.4		12%	N.A.

Fee-Earning Assets Under Management ($ billion)	N.A.	N.A.	30.2	27.7	29.5		7%	N.A.

Note: Carlyle Group acquired a 60% ownership interest in AlpInvest on July 1, 2011.

Initial Public Offering and related Pro Forma Balance Sheet impacts

On May 2, 2012, Carlyle priced its initial public offering of 30.5 million of its common units at $22 per unit. The common units trade on the NASDAQ Global Select Market under the symbol “CG.” The Carlyle Group L.P. has granted the underwriters a 30-day option to purchase up to 4.575 million additional common units at the initial public offering price less underwriting discounts.

Carlyle raised $639 million in proceeds, after accounting for the underwriter discount, during the initial public offering, and will use the net proceeds from the offering to repay indebtedness.

On a pro forma basis, our U.S. GAAP balance sheet as of March 31, 2012 included $507 million in cash and equivalents, $2.4 billion of Accrued Performance Fees, net of Giveback Obligations, and $500 million in term loan debt.

There are no distributions to be declared from the first quarter 2012, due to Carlyle’s status as a private firm throughout the period. However, we anticipate that we will announce a pro-rated quarterly distribution as part of our second quarter results to reflect a partial quarter as a public company.

Conference Call

Carlyle will host a conference call on May 15, 2012 at 8:00 a.m. EDT to discuss the first quarter 2012 results and industry trends. There will be no Question and Answer session following prepared remarks given the proximity to the recent initial public offering of common units of The Carlyle Group L.P.

Analysts and institutional investors may listen to the call by dialing +1-800-850-2903 (international +1-253-237-1169) and mentioning “Carlyle Group First Quarter 2012 Results Conference Call”. The conference call will be webcast simultaneously to the public through a link on the investor relations section of The Carlyle Group web-site at ir.carlyle.com. An archived replay of the webcast also will be available shortly after the live event.

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About The Carlyle Group

The Carlyle Group is a global alternative asset manager with $159 billion of assets under management in 94 active funds and 63 fund of funds vehicles as of March 31, 2012. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Fund of Funds Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has developed expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,300 people in 32 offices across six continents. www.carlyle.com

Contacts:

Public Market Investor Relations:	Media:
Daniel Harris	Chris Ullman
Managing Director, Head of Public Market Investor Relations	Managing Director, Director of Global Communications
Phone: 212-813-4527	Phone: 202-729-5385
daniel.harris@carlyle.com	christopher.ullman@carlyle.com

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Forward Looking Statements

This press release may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our prospectus dated May 2, 2012, filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 4, 2012, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

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Carlyle Group (Predecessor of The Carlyle Group L.P.)

GAAP Statements of Operations (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011
	(Dollars in millions)

Revenues
Fund management fees	$234.4	$228.0
Performance fees
Realized	280.6	402.4
Unrealized	360.2	472.3

Total performance fees	640.8	874.7
Investment income (loss)
Realized	(0.8)	33.1
Unrealized	22.3	8.3

Total investment income (loss)	21.5	41.4
Interest and other income	2.7	5.9
Interest and other income of Consolidated Funds	211.5	167.3

Total revenues	1,110.9	1,317.3

Expenses
Compensation and benefits
Base compensation	106.1	86.7
Performance fee related
Realized	34.3	53.0
Unrealized	54.8	35.5

Total compensation and benefits	195.2	175.2
General, administrative and other expenses	91.2	66.5
Interest	10.4	17.0
Interest and other expenses of Consolidated Funds	184.5	86.6
Other non-operating expense (income)	(4.1)	15.4

Total expenses	477.2	360.7

Other income (loss)
Net investment income (losses) of Consolidated Funds	872.1	(184.3)

Income before provision for income taxes	1,505.8	772.3
Provision for income taxes	11.7	6.1

Net income	1,494.1	766.2
Net income (loss) attributable to non-controlling interests in consolidated entities	864.9	(130.0)

Net income attributable to Carlyle Group	$629.2	$896.2

Page  |  12

Total Segment Information (Unaudited)

The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	March 31, 2012	March 31, 2011	December 31, 2011	March 31, 2012	March 31, 2011
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$225.4	$200.6	$220.6	$895.3	$768.4
Portfolio advisory fees, net	8.0	12.3	5.7	33.2	28.2
Transaction fees, net	2.7	18.8	9.9	22.1	38.0

Total fee revenues	236.1	231.7	236.2	950.6	834.6
Performance fees
Realized	281.8	401.7	414.6	1,181.4	672.8
Unrealized	349.7	459.2	(3.4)	(304.6)	1,416.4

Total performance fees	631.5	860.9	411.2	876.8	2,089.2
Investment income
Realized	2.1	29.8	17.2	37.9	40.3
Unrealized	21.2	23.2	0.4	13.8	76.3

Total investment income	23.3	53.0	17.6	51.7	116.6
Interest and other income	2.6	5.9	0.6	12.2	22.4

Total revenues	893.5	1,151.5	665.6	1,891.3	3,062.8

Segment Expenses
Direct compensation and benefits
Direct base compensation	101.2	98.8	101.0	406.8	361.5
Performance fee related
Realized	139.1	187.8	198.2	575.1	327.3
Unrealized	157.6	232.9	(9.8)	(223.3)	724.3

Direct compensation and benefits	397.9	519.5	289.4	758.6	1,413.1
General, administrative, and other indirect expenses	93.7	82.1	109.2	388.4	291.8
Interest expense	9.8	16.5	12.8	52.5	29.8

Total expenses	501.4	618.1	411.4	1,199.5	1,734.7

Economic Net Income	$392.1	$533.4	$254.2	$691.8	$1,328.1

Fee Related Earnings	$34.0	$40.2	$13.8	$115.1	$173.9

Net Performance Fees	$334.8	$440.2	$222.8	$525.0	$1,037.6

Realized Net Performance Fees	$142.7	$213.9	$216.4	$606.3	$345.5

Investment Income	$23.3	$53.0	$17.6	$51.7	$116.6

Distributable Earnings	$178.8	$283.9	$247.4	$759.3	$559.7

Pro Forma Economic Net Income(1)	$400.8

Pro Forma Fee Related Earnings(1)	$38.9

Pro Forma Distributable Earnings(1)	$189.1

(1)	The selected pro forma non-GAAP financial measures for the three months ended March 31, 2012 presents these measures giving pro forma effect to the Reorganization and Offering Transactions described in our final Prospectus dated May 2, 2012, as if such transactions had occurred on January 1, 2012.

Page  |  13

Total Segment Information (Unaudited), cont

	Three Months Ended
						Mar 31, 2012 vs.
						Mar 31, 2011	Dec 31, 2011
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	$	$
Economic Net Income, Total Segments	(Dollars in millions)
Revenues
Segment fee revenues
Fund management fees	$200.6	$214.9	$234.4	$220.6	$225.4	$24.8	$4.8
Portfolio advisory fees, net	12.3	12.0	7.5	5.7	8.0	(4.3)	2.3
Transaction fees, net	18.8	4.1	5.4	9.9	2.7	(16.1)	(7.2)

Total fee revenues	231.7	231.0	247.3	236.2	236.1	4.4	(0.1)
Performance fees
Realized	401.7	97.6	387.4	414.6	281.8	(119.9)	(132.8)
Unrealized	459.2	243.8	(894.7)	(3.4)	349.7	(109.5)	353.1

Total performance fees	860.9	341.4	(507.3)	411.2	631.5	(229.4)	220.3
Investment income
Realized	29.8	5.6	13.0	17.2	2.1	(27.7)	(15.1)
Unrealized	23.2	9.8	(17.6)	0.4	21.2	(2.0)	20.8

Total investment income	53.0	15.4	(4.6)	17.6	23.3	(29.7)	5.7
Interest and other income	5.9	7.6	1.4	0.6	2.6	(3.3)	2.0

Total revenues	1,151.5	595.4	(263.2)	665.6	893.5	(258.0)	227.9

Expenses
Direct compensation and benefits
Direct base compensation	98.8	97.4	107.2	101.0	101.2	2.4	0.2
Performance fee related
Realized	187.8	44.6	193.2	198.2	139.1	(48.7)	(59.1)
Unrealized	232.9	106.1	(477.2)	(9.8)	157.6	(75.3)	167.4

Total direct comp and benefits	519.5	248.1	(176.8)	289.4	397.9	(121.6)	108.5
General, administrative, and other indirect expenses	82.1	95.7	89.8	109.2	93.7	11.6	(15.5)
Interest expense	16.5	14.8	15.1	12.8	9.8	(6.7)	(3.0)

Total expenses	618.1	358.6	(71.9)	411.4	501.4	(116.7)	90.0

Economic Net Income	$533.4	$236.8	$(191.3)	$254.2	$392.1	$(141.3)	$137.9

Fee Related Earnings	$40.2	$30.7	$36.6	$13.8	$34.0	$(6.2)	$20.2

Net Performance Fees	$440.2	$190.7	$(223.3)	$222.8	$334.8	$(105.4)	$112.0

Realized Net Performance Fees	$213.9	$53.0	$194.2	$216.4	$142.7	$(71.2)	$(73.7)

Investment Income	$53.0	$15.4	$(4.6)	$17.6	$23.3	$(29.7)	$5.7

Distributable Earnings	$283.9	$89.3	$243.8	$247.4	$178.8	$(105.1)	$(68.6)

Page  |  14

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2012 vs.
						Mar 31, 2011	Dec 31, 2011
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	$	$
Corporate Private Equity	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$129.4	$130.2	$128.1	$123.6	$123.9	$(5.5)	$0.3
Portfolio advisory fees, net	11.8	10.4	4.8	4.3	7.0	(4.8)	2.7
Transaction fees, net	18.5	4.1	3.8	8.3	1.6	(16.9)	(6.7)

Total fee revenues	159.7	144.7	136.7	136.2	132.5	(27.2)	(3.7)
Performance fees
Realized	326.9	30.8	333.0	262.2	223.0	(103.9)	(39.2)
Unrealized	367.4	240.8	(787.2)	79.7	241.3	(126.1)	161.6

Total performance fees	694.3	271.6	(454.2)	341.9	464.3	(230.0)	122.4
Investment income
Realized	27.1	(0.1)	8.1	8.1	0.8	(26.3)	(7.3)
Unrealized	2.0	7.2	(14.8)	5.9	14.5	12.5	8.6

Total investment income	29.1	7.1	(6.7)	14.0	15.3	(13.8)	1.3
Interest and other income	3.6	4.2	0.3	1.1	1.4	(2.2)	0.3

Total revenues	886.7	427.6	(323.9)	493.2	613.5	(273.2)	120.3

Expenses
Direct compensation and benefits
Direct base compensation	64.1	62.3	62.8	63.9	55.3	(8.8)	(8.6)
Performance fee related
Realized	167.3	12.1	176.2	131.9	117.6	(49.7)	(14.3)
Unrealized	214.9	124.2	(444.2)	58.0	132.0	(82.9)	74.0

Total direct comp and benefits	446.3	198.6	(205.2)	253.8	304.9	(141.4)	51.1
General, administrative, and other indirect expenses	55.1	56.7	56.5	70.2	58.8	3.7	(11.4)
Interest expense	10.5	9.7	9.8	7.5	5.9	(4.6)	(1.6)

Total expenses	511.9	265.0	(138.9)	331.5	369.6	(142.3)	38.1

Economic Net Income	$374.8	$162.6	$(185.0)	$161.7	$243.9	$(130.9)	$82.2

Fee Related Earnings	$33.6	$20.2	$7.9	$(4.3)	$13.9	$(19.7)	$18.2

Net Performance Fees	$312.1	$135.3	$(186.2)	$152.0	$214.7	$(97.4)	$62.7

Realized Net Performance Fees	$159.6	$18.7	$156.8	$130.3	$105.4	$(54.2)	$(24.9)

Investment Income	$29.1	$7.1	$(6.7)	$14.0	$15.3	$(13.8)	$1.3

Distributable Earnings	$220.3	$38.8	$172.8	$134.1	$120.1	$(100.2)	$(14.0)

Page  |  15

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2012 vs.
						Mar 31, 2011	Dec 31, 2011
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	$	$
Global Market Strategies	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$33.8	$44.4	$50.4	$44.9	$48.6	$14.8	$3.7
Portfolio advisory fees, net	0.5	0.9	0.8	0.8	0.7	0.2	(0.1)
Transaction fees, net	—	—	—	—	—	—	—

Total fee revenues	34.3	45.3	51.2	45.7	49.3	15.0	3.6
Performance fees
Realized	34.8	54.8	6.1	108.5	32.4	(2.4)	(76.1)
Unrealized	31.0	(16.1)	(6.8)	(101.0)	12.7	(18.3)	113.7

Total performance fees	65.8	38.7	(0.7)	7.5	45.1	(20.7)	37.6
Investment income
Realized	2.9	5.0	3.1	9.3	1.3	(1.6)	(8.0)
Unrealized	16.8	2.8	(2.1)	(4.7)	3.7	(13.1)	8.4

Total investment income	19.7	7.8	1.0	4.6	5.0	(14.7)	0.4
Interest and other income	1.7	1.3	1.4	(0.4)	0.6	(1.1)	1.0

Total revenues	121.5	93.1	52.9	57.4	100.0	(21.5)	42.6

Expenses
Direct compensation and benefits
Direct base compensation	15.6	15.3	16.9	13.9	19.7	4.1	5.8
Performance fee related
Realized	19.4	27.9	(0.7)	41.8	17.8	(1.6)	(24.0)
Unrealized	13.5	(13.5)	(10.7)	(37.5)	9.7	(3.8)	47.2

Total direct comp and benefits	48.5	29.7	5.5	18.2	47.2	(1.3)	29.0
General, administrative, and other indirect expenses	8.4	17.8	10.8	14.0	13.0	4.6	(1.0)
Interest expense	2.9	2.2	2.4	3.0	1.7	(1.2)	(1.3)

Total expenses	59.8	49.7	18.7	35.2	61.9	2.1	26.7

Economic Net Income	$61.7	$43.4	$34.2	$22.2	$38.1	$(23.6)	$15.9

Fee Related Earnings	$9.1	$11.3	$22.5	$14.4	$15.5	$6.4	$1.1

Net Performance Fees	$32.9	$24.3	$10.7	$3.2	$17.6	$(15.3)	$14.4

Realized Net Performance Fees	$15.4	$26.9	$6.8	$66.7	$14.6	$(0.8)	$(52.1)

Investment Income	$19.7	$7.8	$1.0	$4.6	$5.0	$(14.7)	$0.4

Distributable Earnings	$27.4	$43.2	$32.4	$90.4	$31.4	$4.0	$(59.0)

Page  |  16

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2012 vs.
						Mar 31, 2011	Dec 31, 2011
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	$	$
Real Assets	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$37.4	$40.3	$37.2	$35.8	$36.6	$(0.8)	$0.8
Portfolio advisory fees, net	—	0.7	1.9	0.6	0.3	0.3	(0.3)
Transaction fees, net	0.3	—	1.6	1.6	1.1	0.8	(0.5)

Total fee revenues	37.7	41.0	40.7	38.0	38.0	0.3	—
Performance fees
Realized	40.0	12.0	29.1	16.9	23.2	(16.8)	6.3
Unrealized	60.8	19.1	(78.2)	50.8	82.4	21.6	31.6

Total performance fees	100.8	31.1	(49.1)	67.7	105.6	4.8	37.9
Investment income
Realized	(0.2)	0.7	1.8	(0.2)	—	0.2	0.2
Unrealized	4.4	(0.2)	(0.7)	(0.8)	3.0	(1.4)	3.8

Total investment income	4.2	0.5	1.1	(1.0)	3.0	(1.2)	4.0
Interest and other income	0.6	2.1	(0.5)	(0.2)	0.4	(0.2)	0.6

Total revenues	143.3	74.7	(7.8)	104.5	147.0	3.7	42.5

Expenses
Direct compensation and benefits
Direct base compensation	19.1	19.8	19.4	17.0	18.2	(0.9)	1.2
Performance fee related
Realized	1.1	4.6	2.4	0.3	0.9	(0.2)	0.6
Unrealized	4.5	(4.6)	(4.3)	0.5	5.9	1.4	5.4

Total direct comp and benefits	24.7	19.8	17.5	17.8	25.0	0.3	7.2
General, administrative, and other indirect expenses	18.6	21.2	19.5	20.5	19.1	0.5	(1.4)
Interest expense	3.1	2.9	2.9	2.3	1.9	(1.2)	(0.4)

Total expenses	46.4	43.9	39.9	40.6	46.0	(0.4)	5.4

Economic Net Income	$96.9	$30.8	$(47.7)	$63.9	$101.0	$4.1	$37.1

Fee Related Earnings	$(2.5)	$(0.8)	$(1.6)	$(2.0)	$(0.8)	$1.7	$1.2

Net Performance Fees	$95.2	$31.1	$(47.2)	$66.9	$98.8	$3.6	$31.9

Realized Net Performance Fees	$38.9	$7.4	$26.7	$16.6	$22.3	$(16.6)	$5.7

Investment Income	$4.2	$0.5	$1.1	$(1.0)	$3.0	$(1.2)	$4.0

Distributable Earnings	$36.2	$7.3	$26.9	$14.4	$21.5	$(14.7)	$7.1

Page  |  17

Fund of Funds Solutions Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2012 vs.
						Mar 31, 2011	Dec 31, 2011
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	$	$
Fund of Funds Solutions	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	n/a	n/a	$18.7	$16.3	$16.3	n/a	$—
Portfolio advisory fees, net	n/a	n/a	—	—	—	n/a	—
Transaction fees, net	n/a	n/a	—	—	—	n/a	—

Total fee revenues	n/a	n/a	18.7	16.3	16.3	n/a	—
Performance fees
Realized	n/a	n/a	19.2	27.0	3.2	n/a	(23.8)
Unrealized	n/a	n/a	(22.5)	(32.9)	13.3	n/a	46.2

Total performance fees	n/a	n/a	(3.3)	(5.9)	16.5	n/a	22.4
Investment income
Realized	n/a	n/a	—	—	—	n/a	—
Unrealized	n/a	n/a	—	—	—	n/a	—

Total investment income	n/a	n/a	—	—	—	n/a	—
Interest and other income	n/a	n/a	0.2	0.1	0.2	n/a	0.1

Total revenues	n/a	n/a	15.6	10.5	33.0	n/a	22.5

Expenses
Direct compensation and benefits
Direct base compensation	n/a	n/a	8.1	6.2	8.0	n/a	1.8
Performance fee related
Realized	n/a	n/a	15.3	24.2	2.8	n/a	(21.4)
Unrealized	n/a	n/a	(18.0)	(30.8)	10.0	n/a	40.8

Total direct comp and benefits	n/a	n/a	5.4	(0.4)	20.8	n/a	21.2
General, administrative, and other indirect expenses	n/a	n/a	3.0	4.5	2.8	n/a	(1.7)
Interest expense	n/a	n/a	—	—	0.3	n/a	0.3

Total expenses	n/a	n/a	8.4	4.1	23.9	n/a	19.8

Economic Net Income	n/a	n/a	$7.2	$6.4	$9.1	n/a	$2.7

Fee Related Earnings	n/a	n/a	$7.8	$5.7	$5.4	n/a	$(0.3)

Net Performance Fees	n/a	n/a	$(0.6)	$0.7	$3.7	n/a	$3.0

Realized Net Performance Fees	n/a	n/a	$3.9	$2.8	$0.4	n/a	$(2.4)

Investment Income	n/a	n/a	$—	$—	$—	n/a	$—

Distributable Earnings	n/a	n/a	$11.7	$8.5	$5.8	n/a	$(2.7)

Page  |  18

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Real Assets			Global Market Strategies			Fund of Funds (7)			Consolidated
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM

Balance, As of December 31, 2011	$13,328	$37,737	$51,065	$8,278	$22,394	$30,672	$1,079	$23,434	$24,513	$14,840	$25,879	$40,719	$37,525	$109,444	$146,969
Acquisitions	—	—	—	—	—	—	—	2,903	2,903	—	—	—	—	2,903	2,903
Commitments (1)	314	—	314	54	—	54	112	—	112	3,293	—	3,293	3,773	—	3,773
Capital Called, net (2)	(645)	519	(126)	(889)	988	99	(76)	65	(11)	(873)	1,068	195	(2,483)	2,640	157
Distributions (3)	315	(1,528)	(1,213)	292	(1,172)	(880)	1	(367)	(366)	64	(1,281)	(1,217)	672	(4,348)	(3,676)
Subscriptions, net of Redemptions (4)	—	—	—	—	—	—	—	710	710	—	—	—	—	710	710
Changes in CLO collateral balances	—	—	—	—	—	—	—	244	244	—	—	—	—	244	244
Market Appreciation/(Depreciation) (5)	—	3,024	3,024	—	2,159	2,159	—	90	90	—	1,297	1,297	—	6,570	6,570
Foreign exchange (6)	50	150	200	35	103	138	—	97	97	312	825	1,137	397	1,175	1,572

Balance, As of March 31, 2012	$13,362	$39,902	$53,264	$7,770	$24,472	$32,242	$1,116	$27,176	$28,292	$17,636	$27,788	$45,424	$39,884	$119,338	$159,222

(1)	Represents capital raised by our carry funds and fund of funds vehicles, net of expired available capital.
(2)	Represents capital called by our carry funds and fund of funds vehicles, net of fund fees and expenses. Equity Invested amounts may vary from Capital Called due to timing differences between investment acquisition and capital call dates.
(3)	Represents distributions from our carry funds and fund of funds vehicles, net of amounts recycled. Distributions are based on when proceeds are actually distributed to Limited Partners, which may differ from when they are realized.
(4)	Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.
(5)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds.
(6)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(7)	The fair market values for AlpInvest primary fund investments and secondary investment funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of December 31, 2011) as provided by their general partners, plus the net cash flows since the latest valuation, up to March 31, 2012.

Page  |  19

Fee Earning Assets Under Management Roll Forward (Unaudited)

	As of March 31, 2012
(USD in millions)	Corporate Private Equity	Real Assets	Global Market Strategies	Fund of Funds Solutions	Total
Fee-Earning AUM
Balance, Beginning of Period	$37,996	$22,172	$23,186	$27,671	$111,025
Acquisitions	—	—	2,866	—	2,866
Inflows, including Commitments(1)	137	837	193	2,519	3,686
Outflows, including Distributions(2)	(454)	(265)	(331)	(2,010)	(3,060)
Subscriptions, net of Redemptions (3)	—	—	717	—	717
Changes in CLO collateral balances	—	—	234	—	234
Market Appreciation/(Depreciation) (4)	—	—	(154)	431	277
Foreign exchange and other (5)	154	104	92	903	1,253

Balance, End of Period	$37,833	$22,848	$26,803	$29,514	$116,998

(1)	Inflows represent limited partner capital raised by our carry funds and fund of funds vehicles and capital invested by our carry funds and fund of funds vehicles outside the investment period.
(2)	Outflows represent limited partner distributions from our carry funds and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period has expired.
(3)	Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.
(4)	Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds.
(5)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Page  |  20

Corporate Private Equity and Real Assets Fund Families (Unaudited)

The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our funds or our other existing and future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			as of March 31, 2012					as of March 31, 2012
	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)
Corporate Private Equity		(Reported in Local Currency, in Millions)						(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,074.6	3.0x	34%	25%	$1,362.4	$4,074.6	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.7	$10,067.4	2.5x	27%	21%	$3,851.7	$9,923.0	2.6x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$15,449.0	2.0x	16%	13%	$3,569.1	$9,481.3	2.7x	25%
CEP I	12/1997	€1,003.6	€972.0	€2,119.5	2.2x	18%	11%	€972.0	€2,119.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,045.4	€3,692.8	1.8x	39%	22%	€1,016.5	€2,746.2	2.7x	72%
CAP I	12/1998	$750.0	$627.7	$2,428.5	3.9x	25%	18%	$627.7	$2,428.5	3.9x	25%
CAP II	2/2006	$1,810.0	$1,611.3	$2,608.0	1.6x	12%	8%	$390.1	$1,297.3	3.3x	33%
CJP	10/2001	¥50,000.0	¥47,291.4	¥120,785.1	2.6x	61%	37%	¥30,009.4	¥104,486.3	3.5x	72%
All Other Funds (9)	Various		$2,869.4	$4,240.0	1.5x	18%	7%	$2,002.6	$3,337.0	1.7x	22%
Coinvestments and Other (10)	Various		$6,724.8	$16,254.3	2.4x	36%	33%	$4,190.2	$13,015.4	3.1x	36%

Total Fully Invested Funds			$29,435.7	$64,334.1	2.2x	28%	21%	$19,008.6	$51,309.9	2.7x	31%

Funds in the Investment Period (6)
CP V	5/2007	$13,719.7	$9,219.6	$12,821.8	1.4x	15%	10%
CEP III	12/2006	€5,294.9	€4,042.5	€4,563.5	1.1x	5%	2%
CAP III	5/2008	$2,551.6	$1,534.2	$1,615.9	1.1x	3%	(4)%
CJP II	7/2006	¥165,600.0	¥119,539.7	¥123,662.7	1.0x	1%	(4)%
CGFSP	9/2008	$1,100.2	$785.5	$1,053.5	1.3x	19%	10%
CAGP IV	6/2008	$1,041.4	$398.1	$477.6	1.2x	13%	(1)%
All Other Funds (11)	Various		$1,464.8	$1,910.7	1.3x	12%	4%

Total Funds in the Investment Period			$20,239.3	$25,461.3	1.3x	11%	5%

TOTAL CORPORATE PRIVATE EQUITY (12)			$49,675.1	$89,795.4	1.8x	27%	19%	$21,763.5	$55,880.8	2.6x	31%

Real Assets
Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,313.7	2.5x	44%	30%	$481.4	$1,275.3	2.6x	48%
CRP IV	12/2004	$950.0	$1,186.1	$1,066.5	0.9x	(4)%	(8)%	$360.7	$506.3	1.4x	20%
CRP V	11/2006	$3,000.0	$3,051.0	$3,737.9	1.2x	8%	4%	$1,374.0	$1,717.5	1.3x	10%
CEREP I	3/2002	€426.6	€517.0	€741.6	1.4x	14%	7%	€441.2	€693.6	1.6x	19%
CEREP II	4/2005	€762.7	€826.9	€391.0	0.5x	(19)%	(19)%	€303.1	€150.5	0.5x	(17)%
Energy II	7/2002	$1,100.0	$1,311.9	$3,785.9	2.9x	83%	56%	$827.4	$3,472.8	4.2x	109%
Energy III	10/2005	$3,800.0	$3,462.6	$7,000.4	2.0x	17%	14%	$1,493.9	$4,533.7	3.0x	32%
All Other Funds (13)	Various		$1,723.9	$1,762.0	1.0x	2%	(5)%	$995.1	$1,435.0	1.4x	16%
Coinvestments and Other (10)	Various		$3,847.3	$6,695.7	1.7x	22%	18%	$1,428.7	$3,814.6	2.7x	32%

Total Fully Invested Funds			$16,897.5	$26,872.3	1.6x	18%	12%	$7,953.7	$17,880.9	2.2x	31%

Funds in the Investment Period (6)
CRP VI (14)	9/2010	$2,340.0	$416.2	$425.4	1.0x	n/m	n/m
CIP	9/2006	$1,143.7	$722.5	$799.7	1.1x	5%	(2)%
CEREP III	5/2007	€2,229.5	€1,344.9	€1,551.0	1.2x	6%	0%
Energy IV	12/2007	$5,979.1	$4,631.1	$7,693.1	1.7x	26%	20%
Renewable Energy II	3/2008	$3,417.5	$2,261.4	$3,159.9	1.4x	18%	10%
All Other Funds (15)	Various		$2,261.4	$3,159.9	1.4x	(4)%	(10)%

Total Funds in the Investment Period			$10,267.4	$14,558.2	1.4x	17%	11%

TOTAL REAL ASSETS (12)			$27,164.9	$41,430.5	1.5x	18%	12%	$9,234.0	$19,992.7	2.2x	31%

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Global Markets Strategies Carry Funds and Fund of Funds Vehicles (Unaudited)

TOTAL INVESTMENTS
			as of March 31, 2012			Inception to March 31, 2012
	Vintage Year	Fund Size	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)
Global Market Strategies			(Reported in Local Currency, in Millions)
CSP II	6/2007	$1,352.3	$1,352.3	$2,140.9	1.6x	18%	12%

			TOTAL INVESTMENTS
			as of March 31, 2012			Inception to March 31, 2012
	Vintage Year	Fund Size	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)
Fund of Funds Solutions (16)(17)			(Reported in Local Currency, in Millions)
Fully Committed Funds (6)
Main Fund I - Fund Investments	2000	€5,174.6	€3,858.8	€6,127.9	1.6x	13%	12%
Main Fund II - Fund Investments	2003	€4,545.0	€4,299.8	€5,840.8	1.4x	9%	9%
Main Fund III - Fund Investments	2006	€11,500.0	€8,790.4	€9,533.5	1.1x	3%	3%
Main Fund I - Secondary Investments	2002	€519.4	€456.8	€854.4	1.9x	55%	51%
Main Fund II - Secondary Investments	2003	€998.4	€909.3	€1,597.4	1.8x	28%	27%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,005.5	€2,495.3	1.2x	8%	8%
Main Fund IV - Secondary Investments	2010	€1,856.4	€1,442.9	€1,753.0	1.2x	25%	24%
Main Fund II - Co-Investments	2003	€1,090.0	€864.7	€2,286.9	2.6x	45%	43%
Main Fund III - Co-Investments	2006	€2,760.0	€2,418.3	€2,324.3	1.0x	(1)%	(2)%
Main Fund II - Mezzanine Investments	2005	€700.0	€686.9	€884.1	1.3x	8%	7%
Main Fund III - Mezzanine Investments	2007	€2,000.0	€1,288.0	€1,571.5	1.2x	10%	8%
All Other Funds (19)	Various		€1,205.3	€1,801.1	1.5x	19%	15%

Total Fully Committed Funds			€28,226.7	€37,070.2	1.3x	11%	10%

Funds in the Commitment Period
Main Fund IV - Fund Investments	2009	€4,880.0	€780.3	€742.6	1.0x	(6)%	(9)%
Main Fund V - Secondary Investments	2011	€2,377.3	€121.5	€122.2	1.0x	15%	(11)%
Main Fund IV - Co-Investments	2010	€1,575.0	€934.8	€938.7	1.0x	0%	(2)%
All Other Funds (19)	Various		€12.2	€12.1	1.0x	(55)%	(91)%

Total Funds in the Commitment Period			€1,848.8	€1,815.6	1.0x	(2)%	(5)%

TOTAL FUND OF FUNDS SOLUTIONS			€30,075.5	€38,885.8	1.3x	10%	9%

TOTAL FUND OF FUNDS SOLUTIONS (USD) (20)			$40,106.0	$51,854.6	1.3x

Page  |  22

(1)	The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Market Strategies segment, CSP II was formed in 2007.
(2)	Represents the original cost of all capital called for investments since inception of the fund.
(3)	Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5)	An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity.
(6)	Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.
(7)	Gross Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.
(8)	Net Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.
(9)	Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CEVP, CETP, CAVP I, CAVP II, CAGP III and Mexico.
(10)	Includes co-investments, prefund investments and certain other stand-alone investments arranged by us.
(11)	Aggregate includes the following funds: MENA, CSABF, CUSGF III, CETP II, CBPF, and CEOF.
(12)	For purposes of aggregation, funds that report in foreign currency have been converted to USD at the reporting period spot rate
(13)	Aggregate includes the following funds: CRP I, CRP II, CAREP I, ENERGY I and RENEW I
(14)	Gross IRR and Net IRR for CRP VI are not meaningful as the investment period commenced in September 2010
(15)	Aggregate includes the following funds: CAREP II and CRCP I.
(16)	Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(17)	Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team.
(18)	To exclude the impact of FX, all foreign currency cash flows have been converted to EUR at the reporting period spot rate.
(19)	All Other Funds are AlpInvest Funds for which both the Fund Size and Total Value are less than US$ 1.0 billion. It includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(20)	Represents the US Dollar equivalent balance translated at the spot rate as of period end.

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The Carlyle Group L.P.

Pro Forma Consolidated Statement of Operations (Unaudited)

Pro Forma(1) for the Three Months Ended
March 31, 2012
(Dollars in millions, except unit and per unit amounts)

Revenues
Fund management fees	$234.4
Performance fees
Realized	280.6
Unrealized	360.2

Total performance fees	640.8
Investment income (loss)
Realized	(1.5)
Unrealized	11.1

Total investment income (loss)	9.6
Interest and other income	2.6
Interest and other income of Consolidated Funds	211.5

Total revenues	1,098.9

Expenses
Compensation and benefits
Base compensation	222.4
Performance fee related
Realized	121.4
Unrealized	132.3

Total compensation and benefits	476.1
General, administrative and other expenses	91.2
Interest	4.8
Interest and other expenses of Consolidated Funds	184.5
Other non-operating expense (income)	(0.5)

Total expenses	756.1

Other income (loss)
Net investment income (losses) of Consolidated Funds	871.6

Income before provision for income taxes	1,214.4
Provision for income taxes	13.8

Net income	1,200.6
Net income (loss) attributable to non-controlling interests in consolidated entities	901.7
Net income attributable to non-controlling interests in Carlyle Holdings	269.0

Net income attributable to The Carlyle Group L.P.	$29.9

Net income per common unit, basic(2)	$0.98

Net income per common unit, diluted(2)	$0.93

(1)	The pro forma consolidated statement of operations data for the three months ended March 31, 2012 presents our consolidated results of operations giving pro forma effect to the Reorganization and Offering Transactions described in our final Prospectus dated May 2, 2012, as if such transactions had occurred on January 1, 2012. The pro forma adjustments applied to the statement of operations primarily relate to the following: (a) a change in the allocation of performance fees to our investment professionals from approximately 55% prior to the IPO to approximately 45% after the IPO; (b) the recognition of partner compensation as an expense in the pro-forma results, which was excluded from our actual results as it is shown as distributions from equity; (c) pro forma stock-based compensation charges for awards issued in the IPO; (d) the reclassification of performance fees allocable to retired Carlyle partners to non-controlling interests; and (e) the reduction of interest expense associated with the pro forma repayment of debt with the IPO proceeds. The pro forma adjustments are based on available information and upon assumptions our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical combined and consolidated financial information of Carlyle Group. The unaudited pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations of Carlyle Group that would have occurred had the transactions described above occurred on the dates indicated or had we operated as a public company during the periods presented or for any future period or date.
(2)	Common units used in these calculations are as follows:

	Basic	Diluted
The Carlyle Group L.P. common units outstanding	30,500,000	30,500,000
Dilutive effect of unvested deferred restricted common units	—	344,467
Contingently issuable Carlyle Holdings partnership units	—	1,436,552

Total common units	30,500,000	32,281,019

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Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Pro Forma(1) for the Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2012	March 31, 2011
		(Dollars in Millions)

Income before provision for income taxes	$1,214.4	$1,505.8	$772.3
Adjustments:
Partner compensation	—	(271.0)	(400.6)
Equity-based compensation issued in conjunction with the IPO	63.3	—	—
Acquisition related charges and amortization of intangibles	23.1	24.1	14.6
Other non-operating expenses	(0.5)	(4.1)	15.4
Non-controlling interests in consolidated entities	(901.7)	(864.9)	130.0
Severance and lease terminations	2.4	2.4	2.0
Other adjustments	(0.2)	(0.2)	(0.3)

Economic Net Income	$400.8	$392.1	$533.4

Net performance fees	354.8	334.8	440.2
Investment income	7.1	23.3	53.0

Fee Related Earnings	$38.9	$34.0	$40.2

Realized performance fees, net of related compensation	149.4	142.7	213.9
Investment income - realized	0.8	2.1	29.8

Distributable Earnings	$189.1	$178.8	$283.9

(1)	The selected pro forma non-GAAP financial measures for the three months ended March 31, 2012 presents these measures giving pro forma effect to the Reorganization and Offering Transactions described in our final Prospectus dated May 2, 2012, as if such transactions had occurred on January 1, 2012.

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Reconciliation for Economic Net income and Distributable Earnings, cont

(Unaudited)

Pro Forma(1) for the Three Months Ended
March 31, 2012
(Dollars in millions, except unit and per unit amounts)

Pro Forma Economic Net Income	$400.8
Less: Provision for Income Taxes	63.5

Pro Forma Economic Net Income, After Taxes	$337.3

Pro Forma Economic Net Income, After Taxes per Adjusted Unit(2)	$1.10

Pro Forma Distributable Earnings	$189.1
Less: Estimated foreign, state, and local taxes	6.2

Pro Forma Distributable Earnings, After Taxes	$182.9

Pro Forma Distributable Earnings to The Carlyle Group L.P.	$18.3
Less: Estimated current corporate income taxes	0.9

Pro Forma Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$17.4

Pro Forma Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(3)	$0.57

(1)	The selected pro forma non-GAAP financial measures for the three months ended March 31, 2012 presents these measures giving pro forma effect to the Reorganization and Offering Transactions described in our final Prospectus dated May 2, 2012, as if such transactions had occurred on January 1, 2012.
(2)	Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	30,500,000
Carlyle Holdings partnership units held by the existing owners	274,000,000
Dilutive effect of unvested deferred restricted common units	344,467
Contingently issuable Carlyle Holdings partnership units	1,436,552

Total Adjusted Units	306,281,019

(3)	As of March 31, 2012, on a pro forma basis, there are 30,500,000 outstanding common units of The Carlyle Group L.P.

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Carlyle Group (Predecessor of The Carlyle Group L.P.)

GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	March 31, 2012	March 31, 2011
	(Dollars in millions)

Revenues
Fund management fees	$921.9	$793.3
Performance fees
Realized	1,185.6	665.7
Unrealized	(297.9)	1,449.6

Total performance fees	887.7	2,115.3
Investment income
Realized	31.2	44.6
Unrealized	27.3	60.2

Total investment income	58.5	104.8
Interest and other income	12.6	21.6
Interest and other income of Consolidated Funds	758.2	503.7

Total revenues	2,638.9	3,538.7

Expenses
Compensation and benefits
Base compensation	393.9	279.8
Performance fee related
Realized	207.0	97.8
Unrealized	(103.0)	120.5

Total compensation and benefits	497.9	498.1
General, administrative and other expenses	348.2	210.8
Interest	54.0	30.3
Interest and other expenses of Consolidated Funds	551.0	258.3
Other non-operating expenses	12.5	15.4
Loss from early extinguishment of debt, net of related expenses	—	2.5
Equity issued for affiliate debt financing	—	214.0

Total expenses	1,463.6	1,229.4

Other income (loss)
Net investment income (losses) of Consolidated Funds	733.1	(615.1)
Gain on business acquisition	7.9	—

Income before provision for income taxes	1,916.3	1,694.2
Provision for income taxes	34.1	23.3

Net income	1,882.2	1,670.9
Net income (loss) attributable to non-controlling interests in consolidated entities	792.3	(423.0)

Net income attributable to Carlyle Group	$1,089.9	$2,093.9

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Reconciliation of Non-GAAP to GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	March 31, 2012	March 31, 2011
	(Dollars in Millions)

Income before provision for income taxes	$1,916.3	$1,694.2
Adjustments:
Partner compensation	(541.9)	(1,058.4)
Acquisition related charges and amortization of intangibles	101.0	25.6
Gain on business acquisition	(7.9)	—
Other non-operating expenses	12.5	15.4
Losses associated with early extinguishment of debt	—	2.5
Equity issued for affiliate debt financing	—	214.0
Non-controlling interests in Consolidated entities	(792.3)	423.0
Severance and lease terminations	4.9	11.4
Other adjustments	(0.8)	0.4

Economic Net Income	$691.8	$1,328.1

Net performance fees	525.0	1,037.6
Investment income	51.7	116.6

Fee Related Earnings	$115.1	$173.9

Realized performance fees, net of related compensation	606.3	345.5
Investment income - realized	37.9	40.3

Distributable Earnings	$759.3	$559.7

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Carlyle Group (Predecessor of The Carlyle Group L.P.)

GAAP Balance Sheet (Unaudited)

	As of March 31, 2012
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)

Assets
Cash and cash equivalents	$523.2	$—	$—	$523.2
Cash and cash equivalents held at Consolidated Funds	—	1,435.8	—	1,435.8
Restricted cash	24.9	—	—	24.9
Restricted cash and securities of Consolidated Funds	—	95.3	—	95.3
Accrued performance fees	2,506.4	—	(16.8)	2,489.6
Investments	450.7	—	(39.2)	411.5
Investments of Consolidated Funds	—	22,929.9	—	22,929.9
Due from affiliates and other receivables, net	231.3	—	(10.8)	220.5
Due from affiliates and other receivables of Consolidated Funds, net	—	288.5	—	288.5
Fixed assets, net	52.4	—	—	52.4
Deposits and other	69.5	5.9	—	75.4
Intangible assets, net	619.0	—	—	619.0
Deferred tax assets	17.0	—	—	17.0

Total assets	$4,494.4	$24,755.4	$(66.8)	$29,183.0

Liabilities and equity
Loans payable	$1,108.1	$—	$—	$1,108.1
Loans payable of Consolidated Funds	—	12,489.3	(34.7)	12,454.6
Accounts payable, accrued expenses and other liabilities	180.6	—	—	180.6
Accrued compensation and benefits	480.1	—	—	480.1
Due to Carlyle partners	1,169.0	—	—	1,169.0
Due to affiliates	47.6	37.0	—	84.6
Deferred revenue	202.2	—	—	202.2
Deferred tax liabilities	54.9	—	—	54.9
Other liabilities of Consolidated Funds	—	1,287.6	(7.7)	1,279.9
Accrued giveback obligations	89.2	—	—	89.2

Total liabilities	3,331.7	13,813.9	(42.4)	17,103.2

Redeemable non-controlling interests in consolidated entities	4.7	2,226.8	—	2,231.5

Members’ equity	1,007.7	21.2	(21.2)	1,007.7
Accumulated other comprehensive income	(69.1)	0.1	(0.1)	(69.1)

Total members’ equity	938.6	21.3	(21.3)	938.6
Equity appropriated for Consolidated Funds	—	1,342.1	(3.1)	1,339.0
Non-controlling interests in consolidated entities	219.4	7,351.3	—	7,570.7

Total equity	1,158.0	8,714.7	(24.4)	9,848.3

Total liabilities and equity	$4,494.4	$24,755.4	$(66.8)	$29,183.0

Page  |  29

The Carlyle Group L.P.

Pro Forma Balance Sheet (Unaudited)

Pro Forma(1) as of March 31, 2012
Consolidated
(Dollars in millions)

Assets
Cash and cash equivalents	$507.0
Cash and cash equivalents held at Consolidated Funds	1,435.8
Restricted cash	24.9
Restricted cash and securities of Consolidated Funds	95.3
Accrued performance fees	2,489.6
Investments	411.5
Investments of Consolidated Funds	22,929.9
Due from affiliates and other receivables, net	220.5
Due from affiliates and other receivables of Consolidated Funds, net	288.5
Fixed assets, net	52.4
Deposits and other	75.4
Intangible assets, net	619.0
Deferred tax assets	17.0

Total assets	$29,166.8

Liabilities and equity
Loans payable	$500.0
Loans payable of Consolidated Funds	12,454.6
Accounts payable, accrued expenses and other liabilities	180.6
Accrued compensation and benefits	1,445.1
Due to Carlyle partners	—
Due to affiliates	84.6
Deferred revenue	202.2
Deferred tax liabilities	64.8
Other liabilities of Consolidated Funds	1,279.9
Accrued giveback obligations	89.2

Total liabilities	16,301.0

Redeemable non-controlling interests in consolidated entities	2,231.5

Members’ equity	216.1
Accumulated other comprehensive income	(69.1)

Total members’ equity	147.0
Equity appropriated for Consolidated Funds	1,339.0
Non-controlling interests in consolidated entities	7,756.3
Non-controlling interests in Carlyle Holdings	1,392.0

Total equity	10,634.3

Total liabilities and equity	$29,166.8

(1)	The pro forma consolidated balance sheet as of March 31, 2012 presents our consolidated financial position giving pro forma effect to the Reorganization and Offering Transactions described in our final Prospectus dated May 2, 2012, as if such transactions had occurred on March 31, 2012. The pro forma adjustments applied to the balance sheet primarily relate to the following: (a) the reorganization of certain co-investments that were originally funded by individual Carlyle partners as well as certain carried interest rights held by retired Carlyle partners to non-controlling interests; (b) the reclassification of amounts owed to Carlyle partners to accrued compensation and benefits; (c) a reduction of accrued compensation and benefits to reflect a change in the allocation of performance fees to our investment professionals from approximately 55% prior to the IPO to approximately 45% after the IPO; (d) a distribution of previously undistributed earnings; (e) the receipt of the proceeds from the IPO and the application of those proceeds to repay debt; and (f) the reclassification of the portion of Carlyle Group not acquired in the IPO to non-controlling interests. The pro forma adjustments are based on available information and upon assumptions our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical combined and consolidated financial information of Carlyle Group. The unaudited pro forma financial information is included for informational purposes only and does not purport to reflect the financial position of Carlyle Group that would have occurred had the transactions described above occurred on the dates indicated or had we operated as a public company during the periods presented or for any future period or date.

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The Carlyle Group L.P.

Non-GAAP Financial Information and Other Key Terms

Non-GAAP Financial Information

Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

•

Economic net income or “ENI,” represents segment net income which excludes the impact of income taxes, acquisition-related items including amortization of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or future acquisitions, corporate actions and infrequently occurring or unusual events. Carlyle believes the exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and CLOs (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its combined and consolidated financial statements pursuant to U.S. GAAP. For periods prior to its Initial Public Offering, ENI also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Total Segment ENI equals the aggregate of ENI for all segments. ENI is evaluated regularly by management in making resource deployment decisions and in assessing performance of Carlyle’s four segments and for compensation. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

•

Fee Related Earnings is a component of ENI and is used to measure Carlyle’s operating profitability exclusive of performance fees, investment income from investments in Carlyle’s funds and performance fee-related compensation. Accordingly, Fee Related Earnings reflect the ability of the business to cover direct base compensation and operating expenses from fee revenues other than performance fees. For periods prior to its Initial Public Offering, Fee Related Earnings also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Fee Related Earnings are reported as part of Carlyle’s segment results. Carlyle uses Fee Related Earnings from operations to measure its profitability from fund management fees.

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•

Distributable Earnings is a component of ENI representing total ENI less net performance fees and investment income plus realized net performance fees and realized investment income. Distributable Earnings is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is derived from Carlyle’s segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its equity holders.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee Related Earnings and Distributable Earnings. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

Other Key Terms

“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:

(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b) the amount of aggregate collateral balance at par of Carlyle’s collateralized loan obligations (“CLOs”) and the reference portfolio notional amount of Carlyle’s synthetic collateralized loan obligations (“synthetic CLOs”); and

(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds.

AUM includes certain energy and renewable resources funds that Carlyle jointly advise with Riverstone Investment Group L.L.C. (“Riverstone”). In addition, Carlyle’s calculation of AUM (but not fee-earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to fees.

“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.

“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.

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“Carry funds” refers to those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real asset funds and distressed debt and mezzanine funds (but excluding Carlyle’s structured credit funds, hedge funds and fund of funds vehicles), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund.

“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.

“Fee-earning assets under management” or “Fee-earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-earning AUM generally equals the sum of:

(a) for carry funds and certain co-investment vehicles where the investment period has not expired, the amount of limited partner capital commitments and for fund of funds vehicles, the amount of external investor capital commitments during the commitment period;

(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired, the remaining amount of limited partner invested capital;

(c) the gross amount of aggregate collateral balance at par, adjusted for defaulted or discounted collateral, of Carlyle’s CLOs and the reference portfolio notional amount of Carlyle’s synthetic CLOs;

(d) the external investor portion of the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds; and

(e) for fund of funds vehicles and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.

Fee-earning AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone.

For Carlyle’s carry funds, co-investment vehicles and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas fee-earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, fee-earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.

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“Fund of funds vehicles” refer to those funds, accounts and vehicles advised by AlpInvest Partners B.V., formerly known as AlpInvest Partners N.V.

“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as performance fee related compensation expense.

“Net realized performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance fee related compensation expense.

“Performance fees” consist principally of carried interest from carry funds and fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s combined and consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.

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